Exhibit 99.1

Immersion Announces Preliminary Results for Fiscal Second Quarter 2021

Company Expects 90% Year-over-year Revenue Growth, GAAP EPS of between $0.16 and $0.18 per share and Non-GAAP EPS between $0.22 and $0.23 per share

SAN FRANCISCO, July 6, 2021--Immersion Corporation (NASDAQ: IMMR), the leading developer and provider of technologies for haptics, announced today preliminary results for the fiscal second quarter ended June 30, 2021.

Based on preliminary financial data, Immersion expects fiscal second quarter:
•Revenues to be between $10.5 to $11.0 million
•GAAP Operating expenses to be between $5.1 and $5.5 million
•GAAP Net Income to be between $5.0 and $5.5 million or $0.16 and $0.18 per diluted share
•Non-GAAP Operating expenses to be between $3.9 and $4.3 million
•Non-GAAP Net Income to be between $6.8 and $7.3 million or $0.22 and $0.23 per diluted share

Jared Smith, Immersion’s Interim Chief Executive Officer commented, “We finished the first half of 2021 with strong momentum in our business, delivering sequential and year-over-year growth while continuing to innovate. I’m excited to capitalize on this momentum and look forward to providing a more comprehensive update in our upcoming earnings call.”

Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures. These preliminary financial results are subject to revision until the Company reports its full fiscal second quarter 2021 results on August 16, 2021.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share because it is useful in understanding the Company's performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation, and restructuring costs, that many investors feel may obscure the Company's true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The Company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Immersion is headquartered in San Francisco, California, with offices worldwide. Learn more at www.immersion.com.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

Forward-looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as "anticipates," "believes," "expects," "intends," "may," "can," "will," "places," "estimates," and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events or circumstances, and include statements regarding: the anticipated financial results of the Company for the second fiscal quarter of 2021, including anticipated revenue, operating expenses, GAAP net income, non-GAAP operating expenses and non-GAAP net income.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the completion of the Company’s quarterly accounting review process, which may cause changes in the estimated results presented in this press release; the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company's products or third party products incorporating the Company's technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors.
For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion's Annual Report on Form 10-K for 2020 and its most recent Quarterly Report on Form 10-Q, which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word "partner" or "partnership" in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com

Immersion Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2021
	From	To
GAAP net income	$5.0	$5.5
Add: GAAP provision for income taxes	0.6	0.6
Less: Non-GAAP provision for income taxes	—	—
Add: Stock-based compensation	0.9	0.9
Add: Restructuring expense	0.3	0.3
Add: Depreciation and amortization of property and equipment	—	—
Non-GAAP net income	$6.8	$7.3
Non-GAAP net income per diluted share	$0.22	$0.23
Dilutive shares used in calculating Non-GAAP net income per share	31.2	31.2

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Three Months Ended June 30, 2021
	From	To
GAAP operating expenses	$5.1	$5.5
Less: Stock-based compensation	(0.9)	(0.9)
Less: Restructuring expenses	(0.3)	(0.3)
Less: Depreciation and amortization of property and equipment	—	—
Non-GAAP operating expenses	$3.9	$4.3